Exhibit 10.11
EMPLOYMENT AGREEMENT
     This Employment Agreement (this “Agreement”), dated as of March 21st, 2007 (the “Effective Date”), is between C. Glynn Quattlebaum (“Employee”) and Regional Management Corp., a South Carolina corporation (the “Corporation”).
RECITALS
     A. The Corporation believes that the future growth, profitability and success of the business of the Corporation will be significantly enhanced by the employment of Employee as Chief Operating Officer of the Corporation.
     B. The Corporation desires to provide Employee with appropriate incentives and rewards related to the performance by Employee and to encourage the employment of Employee in the service of the Corporation, and the Employee desires to accept such employment, on the terms and conditions of this Agreement from and after the date of this Agreement.
     Now, therefore, the parties hereto hereby agree as follows:
I. DEFINITIONS
     1.1 Definitions. In addition to terms defined elsewhere in this Agreement, for purposes of this Agreement, the following terms will have the following respective meanings when used in this Agreement with initial capital letters:
          (a) “Affiliate”: with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, “control,” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have the respective meanings correlative to the foregoing. With respect to any natural Person, “Affiliate” will also include such Person’s grandparents, any descendants of such Person’s grandparents, the grandparents of such Person’s spouse and any descendants of the grandparents of such Person’s spouse (in each case, whether by blood, adoption or marriage).
          (b) “Agreement”: as defined in the introductory paragraph.
          (c) “Board”: the Board of Directors of the Corporation.
          (d) “Bonus”: as defined in Section 2.4(b).
          (e) “Business”: the business of offering short-term small loans, medium-term large loans and related credit insurance, together with any other business or businesses conducted from time to time by the Corporation.
          (f) “Capital Lease Obligations”: with respect to any Person, for any applicable period, the obligations of such Person that are permitted or required to be classified and accounted for as capital obligations under GAAP, and the amount of such obligations at any date shall be the capitalized amount of such obligations at such date determined in accordance with GAAP.
          (g) “Cause”: (i) the willful or grossly negligent material failure by Employee to perform his duties hereunder (other than arising due to Employee’s Disability); (ii) the conviction of Employee, or the entering into a plea bargain or plea of nolo contendere by Employee, of any felony, any other crime or criminal offense involving the unlawful theft or conversion of substantial monies or other property or any fraud or embezzlement offense; (iii) personally or on behalf of another Person, willfully receiving a benefit relating to the Corporation or its Subsidiaries or its funds, properties, opportunities or other assets in violation of applicable law, or constituting fraud, embezzlement or misappropriation; (iv) the willful or grossly negligent failure by Employee to comply substantially with any written policy of the Corporation or its Subsidiaries that materially interferes with his ability to discharge his duties, responsibilities or obligations under this Agreement; (v) the knowing misstatement by Employee of the financial records of the Corporation or its Subsidiaries or complicit actions in respect thereof; (vi) the material breach by Employee of any of the terms of this Agreement, (vii) Employee’s habitual drunkenness or substance abuse that interferes with his ability to discharge his duties, responsibilities or obligations under this Agreement; or (viii) the failure to disclose material financial or other information to the Board, but, in each case, only if (1) Employee has been provided with written notice of any assertion that there is a basis for termination for Cause, which notice shall specify in reasonable detail specific facts regarding any such assertion, and in the case non-willful behavior under clauses (i), (iii), (iv) or (vi), Employee has failed to cure within 30 days of written notice to Employee, (2) such written notice is provided to the Employee a reasonable time before the Board meets to consider any possible termination for Cause, (3) at or prior to the meeting of the Board to consider the matters described in the written notice, an opportunity is provided to the Employee and his counsel to be heard before the Board with respect to the matters described in the written notice, (4) any resolution or other Board action held with respect to any deliberation regarding or decision to terminate Employee for Cause is duly adopted by a vote of a majority of the entire Board of the Corporation at a meeting of the Board called and held and (5) Employee is promptly provided with a copy of the resolution or other corporate action taken with respect to such termination. No act or failure to act by Employee shall be considered willful unless done or omitted to be done by him not in good faith and without reasonable belief that his action or omission was in the best interests of the Corporation. Notwithstanding the provisions of this Section 1.1(g), “Cause” will not be deemed to have occurred solely as a result of Employee’s failure to follow any Company policy or any Company instruction to Employee that would permit Employee to terminate this Agreement under Section 2.7(d) because such policy or instruction constitutes an Involuntary Termination.
          (h) “Change in Control”: the sale of all or substantially all of the Corporation’s business or assets to any Person (other than one or a group of the Corporation’s shareholders collectively beneficially owning a majority of the voting power of the Corporation or any Affiliate or related Person of any such shareholder or group of shareholders the majority of the voting power of which is also beneficially owned by such shareholder or group of shareholders), or any other transaction whether by sale of stock, sale of assets, merger, recapitalization, reorganization or otherwise, pursuant to which one or more Persons (other than one or a group of the Corporation’s shareholders collectively beneficially owning a majority of the voting power of the Corporation or any Affiliate or related Person of any such shareholder or group of shareholders the majority of the voting power of which is also beneficially owned by such shareholder or group of shareholders) shall own securities having in excess of 50% of the voting power of the Corporation, on a fully diluted basis, in each case in a single transaction or series of related transactions.
          (i) “Code”: the Internal Revenue Code of 1986, as amended.
          (j) “Competitive Business”: as defined in Section 3.3.
          (k) “Confidential Information”: as defined in Section 3.2.
          (l) “Consolidated”: as it applies to the Corporation, the Corporation and its Subsidiaries on a consolidated basis in accordance with GAAP, after eliminating all intercompany items.
          (m) “Corporation”: as defined in the introductory paragraph.
          (n) “Corporation IP”: as defined in Section 3.1(a).
          (o) “Disability”: a physical or mental incapacity as a result of which Employee becomes unable to continue to perform fully his duties hereunder for 90 consecutive calendar days or for shorter periods aggregating 90 or more days in any 12-month period or upon the determination by a physician selected by the Corporation that Employee will be unable to return to work and perform his duties on a full-time basis within 90 calendar days following the date of such determination on account of mental or physical incapacity.
          (p) “EBITDA”: for any period, the Net Income for such period plus, to the extent deducted in computing such Net Income, without duplication, the sum of (i) income tax expense or, if imposed by any relevant jurisdiction in lieu of an income tax, franchise and/or gross receipts tax expense, (ii) Interest Expense, (iii) depreciation and amortization expense, (iv) amortization of intangibles (including, but not limited to, goodwill), (v) any extraordinary nonrecurring losses or charges, (vi) other non-cash items decreasing Net Income; and minus, to the extent added in computing such Net Income, without duplication, the sum of (A) interest income other than interest income from consumer loans, (B) extraordinary nonrecurring gains, and (C) other non-cash items increasing Net Income (excluding any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period).
          (q) “Effective Date”: as defined in the introductory paragraph.
          (r) “Employee”: as defined in the introductory paragraph.
          (s) “Employment Period”: as defined in Section 2.1.
          (t) “Employment Term”: as defined in Section 2.1.
          (u) “Estate”: as defined in Section 2.7(e).

          (v) “GAAP”: generally accepted accounting principles in effect from time to time in the United States of America, applied on a consistent basis.
          (w) “Indebtedness”: with respect to any Person, at any date, without duplication, (i) all obligations of such Person for borrowed money, including all principal, interest, premiums, fees, expenses, overdrafts, and, to the extent required to be carried on a balance sheet prepared in accordance with GAAP, penalties with respect thereto, whether short-term or long-term, and whether secured or unsecured, or with respect to deposits or advances of any kind (other than deposits and advances of any Person relating to the purchase of products or services from the Corporation in the ordinary course of business), (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid (other than trade payables incurred in the ordinary course of business), (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (v) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of business), (vi) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vii) all guarantees, whether direct or indirect, by such Person of Indebtedness of others or Indebtedness of any other Person secured by any assets of such Person, (viii) all Capital Lease Obligations of such Person, (ix) all net payments that such Person would have to make in the event of an early termination, on the date Indebtedness of such Person is being determined, in respect of outstanding interest rate protection agreements, foreign currency exchange arrangements or other interest or exchange rate hedging arrangements, (x) all obligations (including reimbursement obligations) of such Person in respect of letters of credit, fidelity bonds, surety bonds, performance bonds and bankers’ acceptances, (xi) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, (xii) renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any such Indebtedness, obligations or guarantees, and (xiii) any other obligation that in accordance with GAAP is required to be reflected as debt on the balance sheet of a Person. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof.
          (x) “Interest Expense”: for any period, the sum of (i) Consolidated gross interest expense of the Corporation, on the aggregate principal amount of the Indebtedness of the Corporation, including (A) the amortization of debt discounts, (B) the amortization of all fees payable in connection with incurring Indebtedness to the extent included in interest expense, and (C) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense and (ii) the amortization related to the Consolidated capitalized interest of the Corporation for such period.
          (y) “Involuntary Termination”: the termination of Employee’s employment by Employee which, in the good faith judgment of the Employee, is due to (i) a material change of Employee’s responsibilities, position (including status as Chief Operating Officer of the

Corporation, its successor or ultimate parent entity), office, title, reporting relationships or working conditions) authority or duties; or (ii) a material change in the terms or status (including the Employment Period) of this Agreement; or (iii) a reduction in the Employee’s Salary; or (iv) a forced relocation of the Employee outside the Greenville metropolitan area.
          (z) “Management Incentive Plan”: as defined in Section 2.4(c).
          (aa) “Net Income”: for any period, the Consolidated net income of the Corporation, determined in accordance with GAAP.
          (bb) “Person”: an individual, a corporation, a partnership, a limited liability company, an association, a trust, a joint stock corporation, a joint venture, an unincorporated organization or any federal, state, county, city, municipal or other local or foreign government or any subdivision, authority, commission, board, bureau, court, administrative panel or other instrumentality thereof.
          (cc) “Plan”: a calendar year EBITDA target determined annually by the Board.
          (dd) “Salary”: as defined in Section 2.4(a)
          (ee) “Stock Purchase Agreement”: the Amended and Restated Stock Purchase Agreement, dated March 21, 2007, by and among Regional Holdings LLC, Regional Management Corp. and the shareholders of Regional Management Corp.
          (ff) “Subsidiary”: with respect to any Person, (i) any corporation of which a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote generally in the election of directors thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) any limited liability company, partnership, association or other business entity, of which a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes of this definition, a Person or Persons will be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons will be allocated a majority of limited liability company, partnership, association or other business entity gains or losses, or is or controls the managing member or general partner of such limited liability company, partnership, association or other business entity.
          (gg) “Target Bonus”: as defined in 2.4(b).
          (hh) “Termination Date”: as defined in Section 2.1.
II. TERMS OF EMPLOYMENT
     2.1 Employment Period. This Agreement and Employee’s employment hereunder will commence on the Effective Date and terminate on the fifth anniversary of the Effective Date (the “Employment Term”), unless sooner terminated in accordance with Section 2.7. The term of this Agreement as determined under the preceding sentence is referred to herein as the “Employment Period,” and the date on which this Agreement terminates pursuant to this Section 2.1 or Section 2.7 is referred to herein as the “Termination Date.”
     2.2 Duties During Employment Period. Employee will be an employee of, and serve as the President and Chief Operating Officer of, the Corporation and will report directly to the Chief Executive Officer of the Corporation. In such capacity, Employee will perform such duties and exercise such powers that are consistent with the position of President and Chief Operating Officer as set forth in the Bylaws of the Corporation and as are assigned to Employee by the Board. Employee agrees that to the best of his ability and experience he shall at all times conscientiously perform all of his duties and obligations under the terms of this Agreement.
     2.3 Activities During Employment Period.
          (a) Employee will devote his full business time, energy, ability, attention and skill to his employment hereunder and to the Business of the Corporation and, absent the prior written approval of the Board, Employee will not engage in any business activity, whether as an employee, investor, officer, director, consultant, independent contractor or otherwise, that would interfere with his duties and responsibilities pursuant to Section 2.2. Employee agrees to comply with all rules and policies established by the Corporation and its Subsidiaries throughout the Employment Period.
          (b) Employee will act in accordance with laws, ordinances, regulations, professional standards or rules of any governmental, regulatory or administrative body, agent or authority, any court or judicial authority, or any public, private or industry regulatory authority.
     2.4 Compensation.
          (a) Salary. For Employee’s services under this Agreement, the Corporation will pay to Employee an annual base salary (“Salary”) of $415,000. The Board may review the amount of Salary from time to time, and the Board may adjust Salary upwards after any such review, with any such upward adjustments effective as of the dates determined by the Board. Employee’s Salary will be payable to Employee periodically with the normal practices of the Corporation and less all previously authorized or legally required deductions and withholding.
          (b) Bonus. During the Employment Period and provided that Employee is employed by the Corporation on the last day of the applicable calendar year, Employee will be entitled to a bonus payment (the “Bonus”) from the Corporation, subject to satisfaction of the following financial tests:
          (i) If the Corporation’s EBITDA for a given calendar year is at least equal to 90% but less than 100% of Plan for such calendar year, Employee will be entitled to a Bonus equal to 75% of the Target Bonus for such year.
          (ii) If the Corporation’s EBITDA for a given calendar year is at least equal to 100% but less than 110% of Plan for such calendar year, Employee will be entitled to a Bonus equal to 100% of the Target Bonus for such year.

          (iii) If the Corporation’s EBITDA for a given calendar year is at least equal to 110% of Plan for such calendar year, Employee will be entitled to a Bonus equal to 125% of the Target Bonus for such year.
          (iv) If the Corporation’s EBITDA for a given calendar year is less than 90% of Plan for such year, Employee will not be entitled to a Bonus for such year.
     For purposes of this Section 2.4(b), the term “Target Bonus” for any given calendar year shall mean $147,500. Any Bonus due to Employee pursuant to this Section 2.4(b) shall be paid in cash in a lump sum within 15 calendar days after the completion of the year-end audited financial statements for the applicable calendar year, and in no event later than March 14 of the calendar year following the applicable calendar year. Unless otherwise addressed under Section 2.7 of this Agreement, Bonus entitlement vests and is fully payable if Employee is employed by the Corporation on the last day of the applicable calendar year, even if Employee is no longer employed at the time the Bonus is scheduled to be paid.
          (c) Equity Compensation. As soon as practicable following the Effective Date, the Corporation will develop a Management Incentive Plan pursuant to which the Corporation will issue stock options and other equity rights for compensatory purposes (the “Management Incentive Plan”). Pursuant to the terms and conditions set forth in the Management Incentive Plan, the Corporation will grant to Employee a stock option to acquire 294,844 shares of common stock of the Corporation. Subject to the terms and conditions of the Management Incentive Plan, the stock option will vest on the following schedule, depending on whether Employee is an employee of the Corporation on the following dates: as to one-fifth of the shares of common stock on March 21, 2007; an additional one-fifth of such shares on March 21, 2008; an additional one-fifth of such shares on March 21, 2009; an additional one-fifth of such shares on March 21, 2010; and the remaining one-fifth of such shares on March 21, 2011. For the avoidance of any doubt, the stock option will not be subject to any vesting provisions based on the satisfaction of financial or performance criteria. Notwithstanding the foregoing, any portion of the stock option that has not vested under this schedule will automatically vest upon a Change in Control. The exercise price for the option shall be equal to $5.4623 per share, which the parties acknowledge is the implicit price per share in connection with an investment in the Corporation by affiliates of Parallel Investment Partners, LP and Palladium Capital Management III, L.L.C. simultaneously with the execution of this Agreement.
     2.5 Benefits.
          (a) Benefits. Except as otherwise addressed in this Section 2.5, during the Employment Period, Employee shall be entitled to participate in all pension, medical, retirement and other benefit plans and programs generally available to the Corporation’s other employees, provided that Employee meets all eligibility requirements under those plans and programs. Employee shall be subject to the terms and conditions of the plans and programs, including, without limitation, the Corporation’s right to amend or terminate the plans and programs at any time and without advance notice to the participants. Notwithstanding the foregoing, Employee will not during the Employment Period be entitled to participate in any severance pay plan of the Corporation. The Employee’s severance benefits are to be solely as set forth in Section 2.7.

          (b) Vacation. Employee shall be entitled to paid vacation time of four weeks per year taken, subject to fulfillment of his duties hereunder, in accordance with the vacation policy of the Corporation. Employee shall also be entitled to all paid holidays and to reasonable sick leave in accordance with the policies of the Corporation applicable to its executive management. Unused vacation may not be carried over by Employee from one calendar year to the next. Notwithstanding the foregoing, such vacation, holidays and sick leave shall not accrue as a monetary liability of the Corporation.
          (c) Expenses. Subject to compliance with the Corporation’s policies as from time to time in effect regarding the incurrence, substantiation and verification of business expenses, the Corporation will pay or reimburse Employee for all reasonable expenses incurred in connection with the performance of Employee’s duties hereunder or for promoting, pursuing or otherwise furthering the Business of the Corporation, including Employee’s reasonable expenses for travel, entertainment and similar items.
          (d) Car Allowance. The Corporation will provide to Employee a monthly car allowance sufficient to afford Employee a car of comparable quality and value, including gas, property taxes, service and insurance, as is currently provided to Employee, payable during the period during the Employment Period at the times and in the manner consistent with the Corporation’s general policies regarding payment of such benefits.
          (e) Cellular Phone Allowance. The Corporation will provide to Employee a monthly cellular phone allowance sufficient to afford Employee cellular phone use of comparable service as is currently provided to Employee, payable during the Employment Period at the times and in the manner consistent with the Corporation’s general policies regarding payment of such benefits.
     2.6 Deductions and Withholdings. All amounts payable or that become payable under this Agreement will be subject to any deductions and withholdings required by law.
     2.7 Termination.
          (a) Termination by the Corporation without Cause. The Corporation may terminate Employee’s employment hereunder without Cause at any time, upon 30 calendar days’ written notice to Employee. The Corporation may elect to pay to Employee his portion of Salary for the notice period in lieu of permitting Employee to continue working. If Employee is terminated by the Corporation without Cause, the Corporation will pay to Employee (i) accrued but unpaid Salary through the Termination Date, (ii) Employee’s Salary in effect on the Termination Date for a period of 12 months from and after the Termination Date and (iii) a pro-rata portion of the Bonus for the year in which Employee’s Termination Date occurs (such amount to be calculated by determining the Bonus as of the end of the year in which the Termination Date occurs and pro-rating such amount by the portion of such year Employee was employed by the Corporation), plus, if Employee’s termination occurs after year-end but before the Bonus is paid, the Bonus for the preceding year. Such Salary and Bonus will be paid as and at such times as Employee would have otherwise received his Salary and Bonus had he remained an employee of the Corporation. In addition, under the foregoing circumstances, the Corporation will pay to Employee all unreimbursed expenses incurred by Employee prior to such termination for which Employee is entitled to reimbursement pursuant to Section 2.5 (subject to completion of expense reports customarily required by the Corporation). The payments to be made in accordance with this Section 2.7(a) will constitute liquidated damages and Employee will not be entitled to any other compensation from the Corporation under this Agreement or otherwise except as provided in this Section 2.7(a). This Agreement in all other respects will terminate on the Termination Date, except as otherwise provided in this Agreement.
          (b) Termination by the Corporation for Cause. The Corporation will have the right to terminate Employee’s employment hereunder for Cause upon written notice to Employee as set forth in this Agreement. If Employee’s employment is terminated for Cause, the Corporation will pay to Employee (i) accrued but unpaid Salary through the Termination Date and (ii) all unreimbursed expenses incurred by Employee prior to the Termination Date for which Employee is entitled to reimbursement pursuant to Section 2.5 (subject to completion of expense reports customarily required by the Corporation). Upon termination of Employee’s employment pursuant to this Section 2.7(b), except for the payments required by this Section 2.7(b) or as required by applicable law, the Corporation will have no additional obligations to Employee hereunder or otherwise, and except as otherwise provided in this Agreement, this Agreement will terminate as of the Termination Date.
          (c) Voluntary Termination by Employee. If Employee voluntarily terminates his employment, the Corporation will pay to Employee (i) accrued but unpaid Salary through the Termination Date and (ii) all expenses incurred by Employee prior to the Termination Date for which Employee is entitled to reimbursement pursuant to Section 2.5 (subject to completion of expense reports customarily required by the Corporation). Upon termination of Employee’s employment pursuant to this Section 2.7(c), except for the payments required by this Section 2.7(c) or as required by applicable law, the Corporation will have no additional obligations to Employee hereunder or otherwise, and, except as otherwise provided in this Agreement, this Agreement will terminate.
          (d) Involuntary Termination by Employee. If Employee’s employment is terminated as a result of an Involuntary Termination, the Corporation will pay to Employee (i) accrued but unpaid Salary through the Termination Date, (ii) Employee’s Salary in effect on the Termination Date for a period of 12 months from and after the Termination Date and (iii) a pro-rata portion of the Bonus for the year in which Employee’s Termination Date occurs (such amount to be calculated by determining the Bonus as of the end of the year in which the Termination Date occurs and pro-rating such amount by the portion of such year Employee was employed by the Corporation), plus, if Employee’s termination occurs after year-end but before the Bonus is paid, the Bonus for the preceding year. Such Salary and Bonus will be paid as and at such times as Employee would have otherwise received his Salary and Bonus had he remained an employee of the Corporation. In addition, under the foregoing circumstances, the Corporation will pay to Employee all unreimbursed expenses incurred by Employee prior to such termination for which Employee is entitled to reimbursement pursuant to Section 2.5 (subject to completion of expense reports customarily required by the Corporation). The payments to be made in accordance with this Section 2.7(d) will constitute liquidated damages and Employee will not be entitled to any other compensation from the Corporation under this Agreement or otherwise except as provided in this Section 2.7(d). This Agreement in all other respects will terminate on the Termination Date, except as otherwise provided in this Agreement.

          (e) Termination by Death of Employee. If Employee dies during the Employment Period, the Corporation will pay to such Person or Persons as Employee may designate in writing or, in the absence of such designation, to the estate of Employee (as the case may be, the “Estate”) the sum of (i) accrued but unpaid Salary earned prior to Employee’s death, (ii) expenses incurred by Employee prior to his death for which Employee is entitled to reimbursement pursuant to Section 2.5 (subject to completion of expense reports customarily required by the Corporation), and (iii) a pro-rata portion of the Bonus for the year in which Employee’s death occurs (such amount to be calculated by determining the Bonus as of the end of the year in which the death occurs and pro-rating such amount by the portion of such year Employee was employed by the Corporation), plus, if Employee’s death occurs after year-end but before the Bonus is paid, the Bonus for the preceding year. The payments described in clauses (i) and (ii) in the preceding sentence will be made within 45 calendar days following the date of Employee’s death. Any Bonus will be paid as and at such times as Employee would have otherwise received his Bonus had he remained an employee of the Corporation. This Agreement in all other respects will terminate upon the death of Employee and all rights of Employee and his heirs, legatees, descendants, testamentary executors and testamentary administrators regarding compensation and other benefits under this Agreement shall cease.
          (f) Termination for Disability. The Corporation will have the right to terminate Employee’s employment hereunder at any time upon the Disability of Employee during the Employment Period. If Employee’s employment is terminated because of Employee’s Disability, the Corporation will pay to Employee an amount equal to Employee’s Salary in effect on the Termination Date for a period of 12 months from and after the Termination Date; provided, however, that such payment of Salary will be reduced by the amount of any disability benefits paid to Employee pursuant to any disability insurance, plan or policy then in effect by the Corporation applicable to Employee. Such Salary will be paid to Employee as and at such times as Employee would have otherwise received his Salary had he remained an employee of the Corporation. In addition, the Corporation will pay to Employee the sum of (i) accrued but unpaid Salary prior to the Employee’s Disability, (ii) all expenses incurred by Employee prior to his Disability for which Employee is entitled to reimbursement pursuant to Section 2.5 (subject to completion of expense reports customarily required by the Corporation) and (iii) a pro-rata portion of the Bonus for the year in which Employee’s Disability occurs (such amount to be calculated by determining the Bonus as of the end of the year in which the Disability occurs and pro-rating such amount by the portion of such year Employee was employed by the Corporation), plus, if Employee’s Disability occurs after year-end but before the Bonus is paid, the Bonus for the preceding year. The payments described in clauses (i) and (ii) in the preceding sentence will be made within 45 calendar days following the date of Employee’s Disability. Any Bonus will be paid as and at such times as Employee would have otherwise received his Bonus had he remained an employee of the Corporation. This Agreement in all other respects will terminate upon the Disability of Employee, except as otherwise provided in this Agreement.
          (g) Payment of COBRA Premiums. For so long as the Corporation shall be obligated to continue salary payments after the Termination Date as described in Sections 2.7(a), 2.7(d) or 2.7(f) (the “Severance Period”), the Corporation agrees to pay Employee’s COBRA premiums when due each month for any COBRA continuation coverage that Employee may elect in accordance with applicable law under the Corporation’s group medical plan; provided, however, that if at any time during the Severance Period Employee becomes entitled to receive health insurance from a subsequent employer, the Corporation’s obligation to continue COBRA premium payments for Employee shall terminate immediately. Notwithstanding anything to the contrary herein and subject to the applicable terms of any benefit plan or program of the Corporation, no termination of Employee’s employment with the Corporation shall in any manner whatsoever result in any termination, curtailment, reduction or cessation of any vested benefits or other entitlements to which Employee is entitled under the terms of any such benefit plan or program of the Corporation in respect of which Employee is a participant as of the Termination Date.
III. COVENANTS
     3.1 Patents, Inventions and Other Intellectual Property.
          (a) If at any time during the Employment Period or prior thereto at any time that Employee was an employee, agent, director or officer of or consultant to the Corporation or its Subsidiaries, Employee, whether alone or with any other Person, makes, discovers, produces, conceives or first reduces to practice any invention, process, development, design or improvement that relates to, affects, or, in the opinion of the Board, is capable of being used or adapted for use in or in connection with the Business or any product, process or intellectual property right of the Corporation or its Subsidiaries, (i) Employee acknowledges and agrees that such invention, process, development, design or improvement (collectively, “Corporation IP”) will be the sole property of the Corporation or such Subsidiaries, as appropriate, and is hereby irrevocably assigned by Employee to the Corporation or such Subsidiaries, as appropriate, and (ii) Employee will immediately disclose in confidence all Corporation IP to the Corporation in writing.
          (b) Employee will, if and when reasonably required to do so by the Corporation (whether during the Employment Period or thereafter), at the Corporation’s expense and, if after the expiration of the Employment Period, subject to Employee’s availability and reimbursement by the Corporation of Employee’s reasonable out-of-pocket expenses and payment to Employee of a reasonable per diem to compensate Employee for time spent in connection therewith: (i) apply, or join with the Corporation or a Subsidiary thereof, as appropriate, in applying, for patents or other protection in any jurisdiction in the world for any Corporation IP; (ii) execute or procure to be executed all instruments, and do or procure to be done all things, that are necessary or, in the opinion of the Corporation, advisable for vesting such patents or other protection in the name of the Corporation or a Subsidiary thereof or any nominee thereof, or subsequently for renewing and maintaining the same in the name of the Corporation, a subsidiary thereof or its nominees; and (iii) assist in defending any proceedings relating to, or to any application for, such patents or other protection.
          (c) Employee irrevocably appoints the Corporation as his attorney in his name (with full power of substitution and resubstitution) and on his behalf to execute all documents, and do all things, required in order to give full effect to the provisions of this Section 3.1.
     3.2 Confidentiality. (a) Employee acknowledges that prior to and during the Employment Period, Employee has been given and will continue to have in connection with the conduct of the Business access and exposure to trade secrets and confidential information in written, oral, electronic and other form regarding the Corporation and its Subsidiaries, and their respective Affiliates, businesses, operations, equipment, products and employees (“Confidential Information”), including, but not limited to:
          (i) the identities of customers and key accounts and relationships and potential customers and key accounts and relationships, including, without limitation, the identity of customers and key accounts and potential customers and key accounts cultivated or maintained by Employee while providing services at the Corporation or its Subsidiaries or that Employee cultivates or maintains while providing services at the Corporation or its Subsidiaries using the Corporation’s (or its Subsidiaries’) products, name and infrastructure, and the identities of contact persons at those customers and key accounts and potential customers and key accounts;
          (ii) the particular preferences, likes, dislikes and needs of those customers and key accounts and relationships, and potential customers and key accounts and contact persons with respect to service types, financing terms, pricing, sales calls, timing, sales terms, rental terms, lease terms, service plans, and other marketing terms and techniques;
          (iii) the business methods, practices, strategies, forecasts, pricing, and marketing techniques;
          (iv) the identities of brokers, licensors, vendors and other suppliers and the identities of contact persons at such brokers, licensors, vendors and other suppliers;
          (v) the identities of key sales representatives and personnel and other employees;
          (vi) advertising and sales materials, research, technology, intellectual property rights, training materials and techniques, computer software and related materials;
          (vii) other facts and financial and other business information concerning such Persons or relating to their business, operations, financial condition, results of operations and prospects; and
          (viii) all other information the Corporation or its Subsidiaries try to keep confidential and that has commercial value or is of such a nature that its unauthorized disclosure would be detrimental to the Corporation’s or any of its Subsidiaries’ interest.
          (b) Notwithstanding the foregoing, “Confidential Information” will not include information that is approved for public release by the Corporation or its subsidiaries or information that Employee can demonstrate (i) is already in or has subsequently entered the public domain, other than as a result of any breach of this Agreement by Employee, (ii) was in the possession of or known to Employee prior to Employee’s employment with the Corporation and is not subject to confidentiality restrictions, (iii) was obtained from a third party not in violation of any agreement with, or duty of confidentiality to, Corporation or (iv) was independently developed by the Employee without use of or reference to Corporation’s Confidential Information.
          (c) During the Employment Period and thereafter, Employee will not at any time, except as directed by the Corporation, use for himself or others, directly or indirectly, any such Confidential Information, and, except as required by law or as directed by the Corporation, Employee will not disclose such Confidential Information, directly or indirectly, to any other Person or use, lecture upon or publish any of the Confidential Information.
          (d) All physical property and all notes, memoranda, files, records, writings, documents and other materials of any and every nature, written or electronic, that Employee has prepared, developed or received, or will prepare, develop or receive in the course of his association with the Corporation or its Subsidiaries and that relate to or are useful in any manner to the Business or any other business now or hereafter conducted by the Corporation or its Subsidiaries, are and will remain the sole and exclusive property of such Persons. Except as may be required in the performance of Employee’s duties under this Agreement, Employee will not remove from such Person’s premises any such physical property, the original, “soft copy” or any reproduction of any such materials nor the information contained therein, and all such physical property, materials and information in his possession or under his custody or control will, on the Termination Date, be immediately turned over to the Corporation or its Subsidiaries.
     3.3 Reserved.
     3.4 Non-Solicitation. (a) During the Employment Period and for three years after the termination of Employee’s employment, Employee will not:
          (i) Directly or indirectly solicit, or attempt to persuade, influence or induce, or assist any other Person in so persuading or inducing, any customer or supplier of the Corporation or its Subsidiaries to cease doing business with the Corporation or any of its Subsidiaries or to reduce the amount of business it does with the Corporation or any of its Subsidiaries. Employee acknowledges that this covenant is necessary to enable the Corporation and its Subsidiaries to maintain a stable customer and supplier base and in order to remain in business, and that it would disrupt, damage, impair and interfere with the Business if Employee were to engage in such solicitation.
          (ii) Directly or indirectly solicit, or attempt to persuade, influence or induce, or assist any other Person in so persuading or inducing, any employee of the Corporation or its Subsidiaries to leave the employ of the Corporation or its Subsidiaries, or to accept any other employment or position unless (in each case prior to any such inducement or attempted inducement) such employee is no longer employed by the Corporation or it Subsidiaries or has given written notice to the Corporation of his intention to terminate employment with the Corporation or its Subsidiaries. Employee acknowledges that the purpose of this covenant is to enable the Corporation and its Subsidiaries to maintain a stable workforce in order to remain in business, and that it would disrupt, damage, impair and interfere with the Corporation’s and its Subsidiaries’ businesses if Employee were to engage in such solicitation.

     3.5 Use of Name. Employee will not have the rights to and may not use the name “Regional Management Corp.” or any other name used by the Corporation or its Subsidiaries or any derivative or abbreviation thereof in any manner, including in any Competitive Business or in any manner that could reasonably be expected to be adverse to the interests of the Corporation or its Subsidiaries. This covenant shall survive indefinitely without limitation to time.
     3.6 Specific Performance and Modification.
          (a) Employee acknowledges that the Corporation will have no adequate remedy at law if Employee breaches any of the provisions of Article III. In the event of such a breach, Employee agrees that the Corporation will have the right, in addition to any other rights it may have, to specific performance of Article III. If legal proceedings are commenced by the Corporation against Employee, in connection with Article III, the party that does not prevail in such proceedings shall pay the reasonable out-of-pocket expenses, including, without limitation, reasonable attorneys’ fees, disbursements and other costs and expenses, including investigation costs, incurred by the prevailing party in such proceedings, arising out of or in connection with the Corporation’s claim under Article III.
          (b) If any provision of Section 3.3 or Section 3.4 of this Agreement or the application of any such provision to any Person or circumstance shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended for too great a period of time or too large a geographic area or over too great a range of activities, it should be interpreted to extend only over the maximum period of time, geographic area, or range of activities as to which such court would find it enforceable, and such determination of unenforceability will not affect any other provision of this Agreement.
     3.7 Survival. The provisions contained in this Article III will survive termination of this Agreement regardless whether such termination is initiated by the Corporation.
IV. MISCELLANEOUS
     4.1 Notices. All notices and other communications required or permitted hereunder will be in writing and, unless otherwise provided in this Agreement, will be deemed to have been duly given when delivered in person or by a nationally recognized overnight courier service or when dispatched if during normal business hours by electronic facsimile transfer (confirmed in writing by mail simultaneously dispatched) to the appropriate party at the address specified below:
(a)	If to the Corporation, to:

Regional Management Corp. 509 West Butler Road Greenville, SC 29607 P.O. Box 776 Mauldin, SC 29662 Facsimile No.: (864) 422-8035 Attention: Thomas Fortin

and

Parallel Investment Partners, L.P. 2100 McKinney St., Suite 1200 Dallas, Texas 75201 Facsimile No.: (214) 740-3630 Attention: Ellery W. Roberts

and

c/o Palladium Equity Partners III, L.P. 1270 Avenue of the Americas, 22nd Floor New York, New York 10020 Fax: (212) 218-5155 Attention: David Perez and Erik A. Scott

with a copy to:

Jones Day 717 Texas, Suite 3300 Houston, Texas 77002 Facsimile No.: (832) 239-3600 Attention: J. Mark Metts

(b)	If to Employee, to:

C. Glynn Quattlebaum 1 Northbrook Way Greenville, SC 29615

With a copy to:

Wyche, Burgess, Freeman & Parham, P.A. 44 E. Camperdown Way (29601) Post Office Box 728 Greenville, SC 29602-0728 Facsimile No.: (864) 235-8900 Attention: Eric K. Graben & Mark W. Bakker
or to such other address or addresses as any such party may from time to time designate as to itself by like notice.
     4.2 Amendments and Waivers.
          (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.
          (b) No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by law.
     4.3 Expenses. Unless expressly set forth to the contrary elsewhere in this Agreement, each party will pay all of their respective expenses incurred in connection with the negotiation of this Agreement, and subject to Section 2.5, the parties will pay all of their respective expenses incurred in connection with any legal proceeding concerning a dispute arising out of this Agreement. Notwithstanding the foregoing, the Corporation shall, in accordance with and subject to the limitations in Section 10.4 of the Stock Purchase Agreement, pay the reasonable fees and expenses of Employee’s attorney in connection with the negotiation of this Agreement.
     4.4 Successors and Assigns. The provisions, obligations and rights of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and administrators; provided that Employee may not assign, delegate or otherwise transfer any of his rights or obligations under this Agreement without the prior written consent of the Corporation.
     4.5 No Third Party Beneficiaries. Except as otherwise expressly provided for herein, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied will give or be construed to give to any Person, other than the parties hereto and such permitted assigns, any legal or equitable rights hereunder.
     4.6 Governing Law. This Agreement shall be governed by, construed, applied and enforced in accordance with the laws of the State of New York except that no doctrine of choice of law shall be used to apply any law other than that of New York and no defense, counterclaim or right of setoff given or allowed by the laws of any other state or jurisdiction, or arising out of the enactment, modification or repeal of any law, regulation, ordinance or decree of any foreign jurisdiction, be interposed in any action hereon. Employee and the Corporation agree that any action or proceeding to enforce or arising out of this Agreement shall be commenced in the courts of the State of Georgia or the United States District Courts in Atlanta, Georgia. Employee and the Corporation consent to such jurisdiction, agree that venue will be proper in such courts and waive any objections based upon forum non conveniens. The choice of forum set forth in this Section 4.6 will not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Agreement to enforce same in any other jurisdiction.
     4.7 Section 409A of the Code. To the extent applicable, it is intended that the compensation arrangements under this Agreement be in full compliance with Section 409A of the Code. To the extent any provision in this Agreement is or will be in violation of Section 409A of the Code, the Agreement shall be amended in such manner as the parties may agree such that the Agreement is or remains in compliance with Section 409A of the Code and the intent of the parties is maintained to the maximum extent possible. In particular, to the extent that Employee becomes entitled to a payment or benefit under this Agreement that would constitute a “deferral of compensation” under Section 409A of the Code and the date that the payment would be made or benefit provided does not constitute a permitted distribution date under Section 409A(a)(2) of the Code, then notwithstanding anything to the contrary in this Agreement, such payment or benefit will be made or provided, to the extent necessary to comply with the provisions of Section 409A of the Code, to Employee on the earlier of (a) Employee’s “separation from service” with the Corporation (determined in accordance with Section 409A of the Code); provided, however, that if Employee is a “specified employee” (within the meaning of Section 409A o the Code), Employee’s date of payment shall be the date that is six months after the date of Employee’s separation of service with Corporation, or (b) Employee’s death. Reference to Section 409A of the Code includes any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
     4.8 No Limitation of Rights. Nothing in this Agreement shall limit or prejudice any rights of the Corporation under any other laws.
     4.9 Counterparts. This Agreement may be signed in any number of counterparts, including via facsimile transmission, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     4.10 Headings. The headings in this Agreement are for convenience of reference only and will not control or affect the meaning or construction of any provisions hereof.
     4.11 Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance is held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision hereof. If any provision of this Agreement is finally judicially determined to be invalid, ineffective or unenforceable, the determination will apply only in the jurisdiction in which such final adjudication is made, and such provision will be deemed severed from this Agreement for purposes of such jurisdiction only, but every other provision of this Agreement will remain in full force and effect, and there will be substituted for any such provision held invalid, ineffective or unenforceable, a provision of similar import reflecting the original intent of the parties to the extent permitted under applicable law.
     4.12 Certain Interpretive Matters.
          (a) Unless the context otherwise requires, (i) all references to Sections are to Sections of this Agreement, (ii) each term defined in this Agreement has the meaning assigned to it, (iii) words in the singular include the plural and vice versa, and (iv) the terms “herein,” “hereof,” “hereby,” “hereunder” and words of similar import shall mean references to this Agreement as a whole and not to any individual section or portion hereof. All references to $ or dollar amounts will be to lawful currency of the United States.
          (b) No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or his or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.
     4.13 Entire Agreement. Except as may be set forth in the Stock Purchase Agreement or other agreement executed simultaneously with the Stock Purchase Agreement, this Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.
     4.14 Full Understanding. Employee represents and agrees that Employee fully understands Employee’s right to discuss all aspects of this Agreement with Employee’s private attorney, and that to the extent, if any, that Employee desired, Employee utilized this right. Employee further represents and agrees that: (i) Employee has carefully read and fully understands all of the provisions of this Agreement; (ii) Employee is competent to execute this Agreement; (iii) Employee’s agreement to execute this Agreement has not been obtained by any duress and Employee freely and voluntarily enters into it; (iv) Employee is not subject to any covenants, agreements or restrictions arising out of Employee’s prior employment that would be breached or violated by Employee’s execution of this Agreement or performance of duties hereunder; and (v) Employee has read this document in its entirety and fully understands the meaning, intent and consequences of this document. Employee agrees and acknowledges that the obligations owed to Employee under this Agreement are solely the obligations of the Corporation and that none of the Corporation’s shareholders, directors, or lenders will have any obligation or liabilities in respect of this Agreement and the subject matter hereof.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

REGIONAL MANAGEMENT CORP.
By:	/s/ Eric A. Anderson
Eric A. Anderson
Chief Financial Officer

/s/ C. Glynn Quattlebaum
C. Glynn Quattlebaum

[Signature Page to Quattlebaum Employment Agreement]

FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT
BETWEEN
REGIONAL MANAGEMENT CORP. AND C. GLYNN QUATTLEBAUM
     This First Amendment to Employment Agreement (“Amendment”) is made and entered into this 18th day of July, 2008, by and between C. Glynn Quattlebaum (“Employee”) and Regional Management Corp., a South Carolina corporation (“Corporation”).
W I T N E S S E T H
     WHEREAS, the Employee and the Corporation entered into an Employment Agreement dated March 21, 2007 (“Agreement”); and
     WHEREAS, the Employee and the Corporation desire to amend the Agreement.
     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:
1.	Section 1.1(p) of the Agreement shall be deleted in its entirety and shall read as follows:
          (p) Reserved.
2.	Section 1.1(cc) of the Agreement shall be amended and restated in its entirety to read as follows:
          (cc) “Plan”: the annual financial and operating plan for the Corporation for a given year as approved by the Board, which shall include Net Income, Net Finance Receivables, Total General and Administrative Expenses and Loans Charged Off targets for the purpose of determining the Bonus Employee will receive for that year.
3.	Section 2.4(b) of the Agreement shall be amended and restated in its entirety to read as follows:
          (b) Bonus. At the beginning of each calendar year during the Employment Period other than 2008 in connection with the Board’s approval of the Company’s annual plan for that calendar year, the Board shall establish and communicate to Employee performance criteria for the Company and/or Employee and one or more objective formula(s) for determining Employee’s bonus payment (the “Bonus”) for that calendar year. The performance criteria and objective formulas for the 2008 calendar year are set forth in Exhibit A hereto. If Employee is employed by the Corporation on the last day of the applicable calendar year, Employee will be entitled to receive a Bonus in an amount determined in accordance with such objective formula(s) set by the Board based on the actual performance of the Company and/or Employee relative to the performance criteria established by the Board for that year. The formulas shall include an aggregate “Target Bonus” for any given calendar year equal to $147,500. Any Bonus due to

Employee pursuant to this Section 2.4(b) shall be paid in cash in a lump sum within 15 calendar days after the completion of the year-end audited financial statements for the applicable calendar year, and in no event later than March 14 of the calendar year following the applicable calendar year. Unless otherwise addressed under Section 2.7, Bonus entitlement vests and is fully payable if Employee is employed by the Corporation on the last day of the applicable calendar year, even if Employee is no longer employed at the time the Bonus is scheduled to be paid.
4.	The Agreement is further amended to add the following Exhibit A:
Exhibit A
Performance Targets and Bonus Formulas for Calendar Year 2008
     This Exhibit A sets forth the performance targets and formulas for calculating Employee’s calendar year 2008 Bonus if Employee remains employed by the Corporation on the last day of calendar year 2008. The 2008 Bonus is divided into four components. Each component is subject to satisfaction of its own financial test set forth below. The total Bonus may include all, some, one or none of the components depending on whether the financial tests for the different components are met for calendar year 2008:
     (i) If the Corporation’s Net Income for calendar year 2008 is equal to or greater than 100% of the Target Net Income for 2008, Employee will be entitled to a Bonus equal to 30% of the Target Bonus;
     (ii) If the Corporation’s average monthly Net Finance Receivables for the year ending December 31, 2008 are equal to or greater than 100% of the Target Net Finance Receivables, Employee will be entitled to a Bonus equal to 30% of the Target Bonus;
     (iii) If the Corporation’s Total General and Administrative Expense Percentage for calendar year 2008 is equal to or less than the Target Total General and Administrative Expense Percentage for 2008, Employee will be entitled to a Bonus equal to 20% of the Target Bonus; and
     (iv) If the Corporation’s Loans Charged Off for calendar year 2008 are equal to or less than the Target Loans Charged Off for 2008, Employee will be entitled to a Bonus equal to 20% of the Target Bonus.
     Capitalized terms used in this Exhibit A and not defined elsewhere in the Agreement have the definitions set forth below.
     (a) “Consolidated”: as it applies to the Corporation, the Corporation and its Subsidiaries on a consolidated basis in accordance with GAAP, after eliminating all intercompany items.
     (b) “GAAP”: generally accepted accounting principles in effect from time to time in the United States of America, applied on a consistent basis.

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     (c) “Loans Charged Off”: for any period, the Consolidated aggregate amount of loans charged off (including principal and interest) of the Corporation, determined in accordance with GAAP.
     (d) “Net Income”: for any period, the Consolidated net income of the Corporation, determined in accordance with GAAP.
     (e) “Net Finance Receivables”: at any date, the Consolidated net finance receivables of the Corporation (prior to any allowance for loan losses), determined in accordance with GAAP.
     (f) “Plan” means the 2008 Annual Plan for the Corporation approved by the Board at its January 9, 2008 meeting.
     (g) “Target Loans Charged Off”: the target amount of Loans Charged Off for calendar year 2008 set forth in the Plan by the Board (6.6% for 2008).
     (h) “Target Net Income”: the target amount of Net Income for calendar year 2008 set forth in the Plan by the Board ($9,000,000 for 2008).
     (i) “Target Net Finance Receivables”: the target amount of average Net Finance Receivables for the year ending December 31, 2008 set forth in the Plan by the Board ($163,900,000 for 2008).
     (j) “Target Total General and Administrative Expense Percentage”: the target Total General and Administrative Expense Percentage for calendar year 2008 set forth in the Plan by the Board (43.5% of total income, based on a plan of $27,392,000 for 2008).
     (k) “Total General and Administrative Expense Percentage”: for any period, the Consolidated total general and administrative operating expenses of the Corporation divided by the total income of the Corporation, in each case determined in accordance with GAAP and expressed as a percentage.
     Illustration: Solely for purposes of illustrating the calculation of the Bonus contemplated in this Exhibit A, if the Company’s (i) Net Income for calendar year 2008 is 98% of Target Net Income for that year, (ii) Net Finance Receivables for the year ending December 31, 2008 are 102% of Target Net Finance Receivables for that year, (iii) the Total General and Administrative Expense Percentage for calendar year 2008 is 88% of the Target Total General and Administrative Expense Percentage for that year, and (iv) Loans Charged Off for calendar year 2008 are 102% of Target Loans Charged Off for that year, then the Bonus would be (0% + 30% + 20% + 0%) of $147,500 or $73,750.

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5.	The parties hereby agree that the Agreement will continue to be in full force and effect as modified by the terms of this Amendment.
     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

EMPLOYEE:
/s/ C. Glynn Quattlebaum

C. GLYNN QUATTLEBAUM

CORPORATION:

REGIONAL MANAGEMENT CORP.

By:	/s/ Thomas F Fortin

Title:	CEO

4

SECOND AMENDMENT TO
EMPLOYMENT AGREEMENT
BETWEEN
REGIONAL MANAGEMENT CORP. AND C. GLYNN QUATTLEBAUM
     This Second Amendment to Employment Agreement (“Amendment”) is made and entered into this 14th day of April, 2009, by and between C. Glynn Quattlebaum (“Employee”) and Regional Management Corp., a South Carolina corporation (“Corporation”).
W I T N E S S E T H
     WHEREAS, the Employee and the Corporation entered into an Employment Agreement dated March 21, 2007, as amended (“Agreement”); and
     WHEREAS, the Employee and the Corporation desire to amend the Agreement effective January 1, 2009.
     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.	Section 2.4(b) of the Agreement shall be amended and restated in its entirety effective January 1, 2009 to read as follows:
          (b) Bonus. At the beginning of each calendar year during the Employment Period in connection with the Board’s approval of the Company’s annual plan for that calendar year, the Board shall establish and communicate to Employee performance criteria for the Company and/or Employee and one or more objective formula(s) for determining Employee’s bonus payment (the “Bonus”) for that calendar year. The performance criteria and objective formulas for the 2009 calendar year are set forth in Exhibit A hereto. If Employee is employed by the Corporation on the last day of the applicable calendar year, Employee will be entitled to receive a Bonus in an amount determined in accordance with such objective formula(s) set by the Board based on the actual performance of the Company and/or Employee relative to the performance criteria established by the Board for that year. The formulas shall include an aggregate “Target Bonus” for any given calendar year equal to $151,925. Any Bonus due to Employee pursuant to this Section 2.4(b) shall be paid in cash in a lump sum within 15 calendar days after the completion of the year-end audited financial statements for the applicable calendar year, and in no event later than March 14 of the calendar year following the applicable calendar year. Unless otherwise addressed under Section 2.7, Bonus entitlement vests and is fully payable if Employee is employed by the Corporation on the last day of the applicable calendar year, even if Employee is no longer employed at the time the Bonus is scheduled to be paid.

2.	Exhibit A of the Agreement shall be amended and restated in its entirety effective January 1, 2009 to read as follows:
Exhibit A
Performance Targets and Bonus Formulas for Calendar Year 2009
     This Exhibit A sets forth the performance targets and formulas for calculating Employee’s calendar year 2009 Bonus if Employee remains employed by the Corporation on the last day of calendar year 2009. The 2009 Bonus is divided into four components. Each component is subject to satisfaction of its own financial test set forth below. The total Bonus may include all, some, one or none of the components depending on whether the financial tests for the different components are met for calendar year 2009:
     (i) If the Corporation’s Net Income for calendar year 2009 is (A) equal to or greater than 90% but less than 100% of the Target Net Income for 2009, Employee will be entitled to a Bonus equal to 40% of the Target Bonus multiplied by a fraction, the numerator of which is equal the Corporation’s Net Income for 2009 expressed as a percentage of the Target Net Income for 2009 minus 90%, and the denominator of which is equal to 10%, and (B) equal to or greater than 100% of the Target Net Income for 2009, Employee will be entitled to a Bonus equal to 40% of the Target Bonus;
     (ii) If the Corporation’s average monthly Net Finance Receivables for the year ending December 31, 2009 are equal to or greater than 100% of the Target Net Finance Receivables, Employee will be entitled to a Bonus equal to 20% of the Target Bonus;
     (iii) If the Corporation’s Total General and Administrative Expense Percentage for calendar year 2009 is equal to or less than the Target Total General and Administrative Expense Percentage for 2009, Employee will be entitled to a Bonus equal to 20% of the Target Bonus; and
     (iv) If the Corporation’s Loans Charged Off for calendar year 2009 are (A) equal to or less than 8% but greater than 7.25% (100% of the Target Loans Charged Off for 2009), Employee will be entitled to a Bonus equal to 20% of the Target Bonus multiplied by a fraction, the numerator of which is equal to 8% minus the Corporation’s Loans Charged Off for 2009 expressed as a percentage, and the denominator of which is .75%, and (B) equal to 7.25% (100% of the Target Loans Charged Off for 2009), Employee will be entitled to a Bonus equal to 20% of the Target Bonus; and (C) less than 7.25% (100% of the Target Loans Charged Off for 2009) but equal to or greater than 7%, Employee will be entitled to a Bonus equal to 20% of the Target Bonus plus the product of 2% of the Target Bonus and a fraction, the numerator of which is equal to 7.25% minus the Corporation’s Loans Charged Off for 2009 expressed as a percentage, and the denominator of which is .25%.
     Capitalized terms used in this Exhibit A and not defined elsewhere in the Agreement have the definitions set forth below.

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     (a) “Consolidated”: as it applies to the Corporation, the Corporation and its Subsidiaries on a consolidated basis in accordance with GAAP, after eliminating all intercompany items.
     (b) “GAAP”: generally accepted accounting principles in effect from time to time in the United States of America, applied on a consistent basis.
     (c) “Loans Charged Off”: for any period, the Consolidated aggregate amount of loans charged off (including principal and interest) of the Corporation, determined in accordance with GAAP.
     (d) “Net Income”: for any period, the Consolidated net income of the Corporation, determined in accordance with GAAP.
     (e) “Net Finance Receivables”: at any date, the Consolidated net finance receivables of the Corporation (prior to any allowance for loan losses), determined in accordance with GAAP.
     (f) “Plan” means the 2009 Annual Plan for the Corporation approved by the Board at its January 9, 2009 meeting.
     (g) “Target Loans Charged Off”: the target amount of Loans Charged Off for calendar year 2009 set forth in the Plan by the Board (7.25% for 2009).
     (h) “Target Net income”: the target amount of Net Income for calendar year 2009 set forth in the Plan by the Board ($12,567 for 2009).
     (i) “Target Net Finance Receivables”: the target amount of average Net Finance Receivables for the year ending December 31, 2009 set forth in the Plan by the Board ($190,003 for 2009).
     (j) “Target Total General and Administrative Expense Percentage”: the target Total General and Administrative Expense Percentage for calendar year 2009 set forth in the Plan by the Board (42.37% of total income, based on a plan of $71,974 for 2009).
     (k) “Total General and Administrative Expense Percentage”: for any period, the Consolidated total general and administrative operating expenses of the Corporation divided by the total income of the Corporation, in each case determined in accordance with GAAP and expressed as a percentage.
     Illustration: Solely for purposes of illustrating the calculation of the Bonus contemplated in this Exhibit A, if the Company’s (i) Net Income for calendar year 2009 is 98% of Target Net Income for that year, (ii) Net Finance Receivables for the year ending December 31, 2009 are 102% of Target Net Finance Receivables for that year, (iii) the Total General and Administrative Expense Percentage for calendar year 2009 is 88% of the Target Total General and Administrative Expense Percentage for that year, and (iv) Loans Charged Off for calendar year 2009 are 102% of Target Loans Charged

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Off for that year, then the Bonus would be (32% + 20% + 20% + 16.13%) of $151,925 or $133,891.50.
3.	The parties hereby agree that the Agreement will continue to be in full force and effect as modified by the terms of this Amendment.
     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

EMPLOYEE:

/s/ C. Glynn Quattlebaum

C. GLYNN QUATTLEBAUM

CORPORATION:

REGIONAL MANAGEMENT CORP.

By:	/s/ Thomas F. Fortin

Title:	CEO

4

THIRD AMENDMENT TO
EMPLOYMENT AGREEMENT
BETWEEN
REGIONAL MANAGEMENT CORP. AND C. GLYNN QUATTLEBAUM
     This Third Amendment to Employment Agreement (“Amendment”) is made and entered into this 13th day of April, 2010, by and between C. Glynn Quattlebaum (“Employee”) and Regional Management Corp., a South Carolina corporation (“Corporation”).
W I T N E S S E T H
     WHEREAS, the Employee and the Corporation entered into an Employment Agreement dated March 21, 2007, as amended (“Agreement”); and
     WHEREAS, the Employee and the Corporation desire to amend the Agreement effective January 1, 2010.
     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.	Section 2.4(b) of the Agreement shall be amended and restated in its entirety effective January 1, 2010 to read as follows:
          (b) Bonus. At the beginning of each calendar year during the Employment Period in connection with the Board’s approval of the Company’s annual plan for that calendar year, the Board shall establish and communicate to Employee performance criteria for the Company and/or Employee and one or more objective formula(s) for determining Employee’s bonus payment (the “Bonus”) for that calendar year. The performance criteria and objective formulas for the 2010 calendar year are set forth in Exhibit A hereto. If Employee is employed by the Corporation on the last day of the applicable calendar year, Employee will be entitled to receive a Bonus in an amount determined in accordance with such objective formula(s) set by the Board based on the actual performance of the Company and/or Employee relative to the performance criteria established by the Board for that year. The formulas shall include an aggregate “Target Bonus” for any given calendar year equal to forty-two and two fifths percent (42.4%) of the Employee’s salary in effect at the beginning of that calendar year. Any Bonus due to Employee pursuant to this Section 2.4(b) shall be paid in cash in a lump sum within 15 calendar days after the completion of the year-end audited financial statements for the applicable calendar year, and in no event later than March 14 of the calendar year following the applicable calendar year. Unless otherwise addressed under Section 2.7, Bonus entitlement vests and is fully payable if Employee is employed by the Corporation on the last day of the applicable calendar year, even if Employee is no longer employed at the time the Bonus is scheduled to be paid.
2.	Exhibit A of the Agreement shall be amended and restated in its entirety effective January 1, 2010 to read as follows:

Exhibit A
Performance Targets and Bonus Formulas for Calendar Year 2010
     This Exhibit A sets forth the performance targets and formulas for calculating Employee’s calendar year 2010 Bonus if Employee remains employed by the Corporation on the last day of calendar year 2010. The 2010 Bonus is divided into five components. Each component is subject to satisfaction of its own financial test set forth below. The total Bonus may include all, some, one or none of the components depending on whether the financial tests for the different components are met for calendar year 2010:
     (i) If the Corporation’s Net Income From Operations for calendar year 2010 is (A) equal to or greater than 90% but less than 100% of the Target Net Income From Operations for 2010, Employee will be entitled to a Bonus equal to 30% of the “Target Bonus multiplied by a fraction, the numerator of which is equal to the Corporation’s Net Income From Operations for 2010 expressed as a percentage of the Target Net Income From Operations for 2010 minus 100%, and the denominator of which is equal to 10%; and (B) equal to or greater than 100% of the Target Net Income From Operations for 2010, Employee will be entitled to a Bonus equal to 30% of the Target Bonus multiplied a fraction, the numerator of which is equal to the Corporation’s Net Income From Operations for 2010 expressed as a percentage of the Target Net Income From Operations for 2010, and the denominator of which is equal to 100%; provided, however, that the award earned on account of the Corporation’s Net Income From Operations shall not exceed 33% of the Target Bonus;
     (ii) If the Corporation’s average monthly Net Finance Receivables for the year ending December 31, 2010 are equal to or greater than 100% of the Target Net Finance Receivables, Employee will be entitled to a Bonus equal to 13.3% of the Target Bonus multiplied a fraction, the numerator of which is equal to the Corporation’s Net Finance Receivables for 2010 expressed as a percentage of the Target Net Finance Receivables for 2010, and the denominator of which is equal to 100%; provided, however, that the award earned on account of the Corporation’s Net Finance Receivables shall not exceed 14.63% of the Target Bonus;
     (iii) If the Corporation’s Total General and Administrative Expense Percentage for calendar year 2010 is equal to or less than 100% of the Target Total General and Administrative Expense Percentage for 2010, Employee will be entitled to a Bonus equal to 13.3% of the Target Bonus multiplied by the sum of one and the difference between 100% and the Corporation’s Total General and Administrative Expense Percentage for 2010 expressed as a percentage of the Target Total General and Administrative Expense Percentage for 2010; provided, however, that the award earned on account of the Corporation’s Total General and Administrative Expense Percentage shall not exceed 14.63% of the Target Bonus;
     (iv) If the Corporation’s Net Loans Charged Off for calendar year 2010 are equal to or less than 100% of the Target Net Loans Charged Off for 2010, Employee will

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be entitled to a Bonus equal to 13.3% of the Target Bonus multiplied by the sum of one and the difference between 100% and the Corporation’s Net Loans Charged Off for 2010 expressed as a percentage of the Target Net Loans Charged Off for 2010; provided, however, that the award earned on account of the Corporation’s Net Loans Charged Off shall not exceed 14.63% of the Target Bonus; and
     (v) If the Corporation’s Total Debt/EBITDA for calendar year 2010 is (A) greater than 100% of the Target Total Debt/EBITDA for 2010 but less than 110% of the Target Total Debt/EBITDA for 2010, Employee will be entitled to a Bonus equal to 30% of the Target Bonus multiplied by a fraction, the numerator of which is equal to the difference between 110% and the Corporation’s Total Debt/EBITDA for 2010 expressed as a percentage of the Target Total Debt/EBITDA for 2010 and the denominator of which is equal to 10%; and (B) if the Corporation’s Total Debt/EBITDA for calendar year 2010 is equal to or less than 100% of the Target Total Debt/EBITDA for 2010, Employee will be entitled to a Bonus equal to 30% of the Target Bonus multiplied by the sum of one and the difference between 100% and the Corporation’s Total Debt/EBITDA for 2010 expressed as a percentage of the Target Total Debt/EBITDA for 2010; provided, however, that the award earned on account of the Corporation’s Total Debt/EBITDA shall not exceed 33% of the Target Bonus.
     Capitalized terms used in this Exhibit A and not defined elsewhere in the Agreement have the definitions set forth below.
     (a) “Consolidated”: as it applies to the Corporation, the Corporation and its Subsidiaries on a consolidated basis in accordance with GAAP, after eliminating all intercompany items.
     (b) “GAAP”: generally accepted accounting principles in effect from time to time in the United States of America, applied on a consistent basis. All amounts determined in accordance with GAAP shall be reviewed by the Corporation’s outside CPA firm.
     (c) “Net Finance Receivables”: at any date, the Consolidated net finance receivables of the Corporation (prior to any allowance for loan losses and net of unearned interest and fees), determined in accordance with GAAP.
     (d) “Net Income From Operations”: for any period, the Consolidated net income from operations of the Corporation, determined in accordance with GAAP.
     (e) “Net Loans Charged Off”: for any period, the Consolidated aggregate amount of loans charged off net of recoveries (prior to allowances and net of unearned interest and fees) of the Corporation, determined in accordance with GAAP.
     (f) “Plan” means the 2010 Annual Plan for the Corporation approved by the Board at its January 18, 2010 meeting.

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     (g) “Target Net Finance Receivables”: the target amount of average Net Finance Receivables for the year ending December 31, 2010 set forth in the Plan by the Board ($214,115 for 2010).
     (h) “Target Net Income From Operations”: the target amount of Net Income From Operations for calendar year 2010 set forth in the Plan by the Board ($15,151 for 2010).
     (i) “Target Net Loans Charged Off”: the target amount of Net Loans Charged Off for calendar year 2010 set forth in the Plan by the Board (8.5% for 2010).
     (j) “Target Total Debt/EBITDA”: the target amount of Total Debt/EBITDA for calendar year 2010 set forth in the Plan by the Board (5.7x for 2010).
     (k) “Target Total General and Administrative Expense Percentage”: the target Total General and Administrative Expense Percentage for calendar year 2010 set forth in the Plan by the Board (41.7% of total revenue, based on plan revenues of $81,927 for 2010).
     (l) “Total Debt/EBITDA”: for any period, the ratio of the total debt of the Corporation (representing the average senior debt for the year plus the ending balance of other outstanding net debt at the end of year) to the Corporation’s earnings before interest, taxes, depreciation and amortization, each determined in accordance with GAAP.
     (m) “Total General and Administrative Expense Percentage”: for any period, the Consolidated total general and administrative operating expenses of the Corporation divided by the total revenue of the Corporation, in each case determined in accordance with GAAP and expressed as a percentage.
     Illustration: Solely for purposes of illustrating the calculation of the Bonus contemplated in this Exhibit A, if the Company’s (i) Net Income From Operations for calendar year 2010 is 98% of Target Net Income From Operations for that year, (ii) Net Finance Receivables for the year ending December 31, 2010 are 102% of Target Net Finance Receivables for that year, (iii) the Total General and Administrative Expense Percentage for calendar year 2010 is 88% of the Target Total General and Administrative Expense Percentage for that year, (iv) Net Loans Charged Off for calendar year 2010 are 102% of Target Net Loans Charged Off for that year, and (v) Total Debt/EBITDA for calendar year 2010 is 98% of Target Total Debt/EBITDA, then the Bonus would be (24% + 13.57% + 14.63% + 0% + 30.6%) of $184,779.20 or $152,997.18.
3.	The parties hereby agree that the Agreement will continue to be in full force and effect as modified by the terms of this Amendment.

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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

EMPLOYEE:

/s/ C. Glynn Quattlebaum

C. GLYNN QUATTLEBAUM

CORPORATION:

REGIONAL MANAGEMENT CORP.

By:	/s/ Thomas F. Fortin

Title:	CEO

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FOURTH AMENDMENT TO
EMPLOYMENT AGREEMENT
BETWEEN
REGIONAL MANAGEMENT CORP. AND C. GLYNN QUATTLEBAUM
     This Fourth Amendment to Employment Agreement (“Amendment”) is made and entered into this 17th day of May, 2011, by and between C. Glynn Quattlebaum (“Employee”) and Regional Management Corp., a South Carolina corporation (“Corporation”).
W I T N E S S E T H
     WHEREAS, the Employee and the Corporation entered into an Employment Agreement dated March 21, 2007, as amended (“Agreement”); and
     WHEREAS, the Employee and the Corporation desire to amend the Agreement effective January 1, 2011.
     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.	Section 2.4(b) of the Agreement shall be amended and restated in its entirety effective January 1, 2011 to read as follows:
          (b) Bonus. At the beginning of each calendar year during the Employment Period in connection with the Board’s approval of the Company’s annual plan for that calendar year, the Board shall establish and communicate to Employee performance criteria for the Company and/or Employee and one or more objective formula(s) for determining Employee’s bonus payment (the “Bonus”) for that calendar year. The performance criteria and objective formulas for the 2011 calendar year are set forth in Exhibit A hereto. If Employee is employed by the Corporation on the last day of the applicable calendar year, Employee will be entitled to receive a Bonus in an amount determined in accordance with such objective formula(s) set by the Board based on the actual performance of the Company and/or Employee relative to the performance criteria established by the Board for that year. The formulas shall include an aggregate “Target Bonus” for any given calendar year equal to forty-two and two fifths percent (42.4%) of the Employee’s salary in effect at the beginning of that calendar year. Any Bonus due to Employee pursuant to this Section 2.4(b) shall be paid in cash in a lump sum within 15 calendar days after the completion of the year-end audited financial statements for the applicable calendar year, and in no event later than March 14 of the calendar year following the applicable calendar year. Unless otherwise addressed under Section 2.7, Bonus entitlement vests and is fully payable if Employee is employed by the Corporation on the last day of the applicable calendar year, even if Employee is no longer employed at the time the Bonus is scheduled to be paid.

2.	Exhibit A of the Agreement shall be amended and restated in its entirety effective January 1, 2011 to read as follows:
Exhibit A
Performance Targets and Bonus Formulas for Calendar Year 2011
     This Exhibit A sets forth the performance targets and formulas for calculating Employee’s calendar year 2011 Bonus if Employee remains employed by the Corporation on the last day of calendar year 2011. The 2011 Bonus is divided into five components. Each component is subject to satisfaction of its own financial test set forth below. The total Bonus may include all, some, one or none of the components depending on whether the financial tests for the different components are met for calendar year 2011:
     (i) If the Corporation’s Net Income From Operations for calendar year 2011 is (A) equal to or greater than 90% but less than 100% of the Target Net Income From Operations for 2011, Employee will be entitled to a Bonus equal to 30% of the Target Bonus multiplied by a fraction, the numerator of which is equal to the Corporation’s Net Income From Operations for 2011 expressed as a percentage of the Target Net Income From Operations for 2011 minus 90%, and the denominator of which is equal to 10%; and (B) equal to or greater than 100% of the Target Net Income From Operations for 2011, Employee will be entitled to a Bonus equal to 30% of the Target Bonus multiplied a fraction, the numerator of which is equal to the Corporation’s Net Income From Operations for 2011 expressed as a percentage of the Target Net Income From Operations for 2011, and the denominator of which is equal to 100%; provided, however, that the award earned on account of the Corporation’s Net Income From Operations shall not exceed 33% of the Target Bonus;
     (ii) If the Corporation’s average monthly Net Finance Receivables for the year ending December 31, 2011 are equal to or greater than 100% of the Target Net Finance Receivables, Employee will be entitled to a Bonus equal to 13.3% of the Target Bonus multiplied a fraction, the numerator of which is equal to the Corporation’s Net Finance Receivables for 2011 expressed as a percentage of the Target Net Finance Receivables for 2011, and the denominator of which is equal to 100%; provided, however, that the award earned on account of the Corporation’s Net Finance Receivables shall not exceed 14.63% of the Target Bonus;
     (iii) If the Corporation’s Total General and Administrative Expense Percentage for calendar year 2011 is equal to or less than 100% of the Target Total General and Administrative Expense Percentage for 2011, Employee will be entitled to a Bonus equal to 13.3% of the Target Bonus multiplied by the sum of one and the difference between 100% and the Corporation’s Total General and Administrative Expense Percentage for 2011 expressed as a percentage of the Target Total General and Administrative Expense Percentage for 2011; provided, however, that the award earned on account of the Corporation’s Total General and Administrative Expense Percentage shall not exceed 14.63% of the Target Bonus;

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     (iv) If the Corporation’s Net Loans Charged Off for calendar year 2011 are equal to or less than 100% of the Target Net Loans Charged Off for 2011, Employee will be entitled to a Bonus equal to 13.3% of the Target Bonus multiplied by the sum of one and the difference between 100% and the Corporation’s Net Loans Charged Off for 2011 expressed as a percentage of the Target Net Loans Charged Off for 2011; provided, however, that the award earned on account of the Corporation’s Net Loans Charged Off shall not exceed 14.63% of the Target Bonus; and
     (v) If the Corporation’s Total Debt/EBITDA for calendar year 2011 is (A) greater than 100% of the Target Total Debt/EBITDA for 2011 but less than 110% of the Target Total Debt/EBITDA for 2011, Employee will be entitled to a Bonus equal to 30% of the Target Bonus multiplied by a fraction, the numerator of which is equal to the difference between 110% and the Corporation’s Total Debt/EB1TDA for 2011 expressed as a percentage of the Target Total Debt/EBITDA for 2011 and the denominator of which is equal to 10%; and (B) if the Corporation’s Total Debt/EBITDA for calendar year 2011 is equal to or less than 100% of the Target Total Debt/EBITDA for 2011, Employee will be entitled to a Bonus equal to 30% of the Target Bonus multiplied by the sum of one and the difference between 100% and the Corporation’s Total Debt/EBITDA for 2011 expressed as a percentage of the Target Total Debt/EBITDA for 2011; provided, however, that the award earned on account of the Corporation’s Total Debt/EBITDA shall not exceed 33% of the Target Bonus.
     Capitalized terms used in this Exhibit A and not defined elsewhere in the Agreement have the definitions set forth below.
     (a) “Consolidated”: as it applies to the Corporation, the Corporation and its Subsidiaries on a consolidated basis in accordance with GAAP, after eliminating all intercompany items.
     (b) “GAAP”‘: generally accepted accounting principles in effect from time to time in the United States of America, applied on a consistent basis. All amounts determined in accordance with GAAP shall be reviewed by the Corporation’s outside CPA firm.
     (c) “Net Finance Receivables”: at any date, the Consolidated net finance receivables of the Corporation (prior to any allowance for loan losses and net of unearned interest and fees), determined in accordance with GAAP.
     (d) “Net Income From Operations”: for any period, the Consolidated net income from operations of the Corporation, determined in accordance with GAAP.
     (e) “Net Loans Charged Off”: for any period, the Consolidated aggregate amount of loans charged off net of recoveries (prior to allowances and net of unearned interest and fees) of the Corporation, determined in accordance with GAAP.
     (f) “Plan” means the 2011 Annual Plan for the Corporation approved by the Board at its December 22, 2010 meeting.

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     (g) “Target Net Finance Receivables”: the target amount of average Net Finance Receivables for the year ending December 31, 2011 set forth in the Plan by the Board ($248,796,000 for 2011).
     (h) “Target Net Income From Operations”: the target amount of Net Income From Operations for calendar year 2011 set forth in the Plan by the Board ($22,188,000 for 2011),
     (i) “Target Net Loans Charged Off”: the target amount of Net Loans Charged Off for calendar year 2011 set forth in the Plan by the Board (7.67% for 2011).
     (j) “Target Total Debt/EBITDA”: the target amount of Total Debt/EBITDA for calendar year 2011 set forth in the Plan by the Board (4.2x for 2011).
     (k) “Target Total General and Administrative Expense Percentage”: the target Total General and Administrative Expense Percentage for calendar year 2011 set forth in the Plan by the Board (38.2% of total revenue, based on plan revenues of $98,241,000 for 2011).
     (l) “Total Debt/EBITDA”: for any period, the ratio of the total debt of the Corporation (representing the average senior debt for the year plus the ending balance of other outstanding net debt at the end of year) to the Corporation’s earnings before interest, taxes, depreciation and amortization, each determined in accordance with GAAP.
     (m) “Total General and Administrative Expense Percentage”: for any period, the Consolidated total general and administrative operating expenses of the Corporation divided by the total revenue of the Corporation, in each case determined in accordance with GAAP and expressed as a percentage.
     Illustration: Solely for purposes of illustrating the calculation of the Bonus contemplated in this Exhibit A, if the Company’s (i) Net Income From Operations for calendar year 2011 is 98% of Target Net Income From Operations for that year, (ii) Net Finance Receivables for the year ending December 31, 2011 are 102% of Target Net Finance Receivables for that year, (iii) the Total General and Administrative Expense Percentage for calendar year 2011 is 88% of the Target Total General and Administrative Expense Percentage for that year, (iv) Net Loans Charged Off for calendar year 2011 are 102% of Target Net Loans Charged Off for that year, and (v) Total Debt/EBITDA for calendar year 2011 is 98% of Target Total Debt/EBITDA, then the Bonus would be (24% + 13.57% + 14.63% + 0% + 30.6%) of $184,606.25 or $152,853.98.
3.	The parties hereby agree that the Agreement will continue to be in full force and effect as modified by the terms of this Amendment.

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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

EMPLOYEE:
/s/ C. Glynn Quattlebaum

C. GLYNN QUATTLEBAUM

CORPORATION:

REGIONAL MANAGEMENT CORP.

By:	/s/ Thomas F. Fortin

Title:	Chief Executive Officer

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